UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 9, 2018
Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-16209	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.  ☐

ITEM 1.01    Entry Into a Material Definitive Agreement.
On May 10, 2018, Arch Capital Group Ltd. (“ACGL” or the "Company") and Arch Capital Finance LLC (“Arch Finance”), a wholly-owned subsidiary of ACGL, entered into a second supplemental indenture (the “Second Supplemental Indenture”) by and among ACGL, Arch Finance and The Bank of New York Mellon, as trustee (the “Trustee”), to the indenture, dated as of December 8, 2016 (the “Base Indenture”), as supplemented by a first supplemental indenture, dated as of December 8, 2016 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) relating to $500,000,000 aggregate principal amount of 4.011% senior notes due 2026 (the “2026 Notes”) and $450,000,000 aggregate principal amount of 5.031% senior notes due 2046 (the “2046 Notes” and, together with the 2026 Notes, the “Senior Notes”) issued by Arch Finance and fully and unconditionally guaranteed by ACGL.
The Indenture originally provided that the Notes are redeemable at any time at the option of Arch Finance at a redemption price equal to a make-whole premium or, following the par call date (September 15, 2026 in the case of the 2026 Notes, and June 15, 2046, in the case of the 2046 Notes), at par, plus in each case, accrued and unpaid interest. The Second Supplemental Indenture limits this optional redemption right to provide that the Notes are not redeemable at the option of Arch Finance on or before December 8, 2021, except in the limited circumstances set forth in the Second Supplemental Indenture. This change is intended to permit the Notes to qualify as Tier 3 ancillary capital under eligible capital requirements of the Bermuda Monetary Authority. Since this amendment does not materially adversely affect the interests of the holders of Notes, the Second Supplemental Indenture was entered into without consent of any holders of Notes.
This description of the Second Supplemental Indenture and related matters is not complete and is qualified in its entirety by the actual terms of the Second Supplemental Indenture, a copy of which is incorporated herein by reference and attached hereto as Exhibit 4.1.
ITEM 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2018, Mark D. Lyons tendered his resignation as the Chief Financial Officer and Treasurer of ACGL, such resignation to be effective on May 25, 2018. Mr. Lyons will assist in the transition of the Chief Financial Officer and Treasurer role until his departure from the Company.

On May 14, 2018 Mr. Lyons’ employment agreement with the Company was amended to provide that his employment will terminate on May 25, 2018 as a result of his resignation without good reason and the Company waived Mr. Lyons’ noncompetition covenant in the employment agreement.  Mr. Lyons’ covenants relating to nonsolicitation and confidentiality were not waived. A copy of the amendment is attached to this Current Report on Form 8-K as Exhibit 10.1.

On May 14, 2018, the Company announced the appointment of Francois Morin as the Company’s Chief Financial Officer and Treasurer effective May 25, 2018.  As of that date, Mr. Morin will assume the duties of the Company’s principal financial officer and principal accounting officer until the earlier of his resignation or removal.  There are no reportable family relationships or related person transactions involving the Company and Mr. Morin.

Mr. Morin, age 50, most recently served as Senior Vice President, Chief Risk Officer and Chief Actuary of the Company, a position he has held since May 2015. He joined the Company in October 2011 as Chief Actuary and Deputy Chief Risk Officer. From January 1990 through September 2011, Mr. Morin served in various roles for Towers Watson & Co. and its predecessor firm Towers Perrin Forster & Crosby, including its actuarial division, Tillinghast. He holds a B.Sc. in Actuarial Science from Université Laval in Canada. He is a Fellow of the Casualty Actuarial Society, a Chartered Financial Analyst and a Member of the American Academy of Actuaries.

As certain information called for by Item 5.02(c)(3) regarding Mr. Morin’s employment agreement is not yet determined or is unavailable at this time, the Company will provide such information in an amendment to this Form 8-K within four (4) business days after the information is determined or becomes available.

A copy of the press release announcing Mr. Lyons’ departure and Mr. Morin’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 5.07    Submission of Matters to a Vote of Security Holders.
ACGL’s annual meeting of shareholders was held on May 9, 2018. At the meeting, the holders of 123,520,476 common shares, which represents approximately 90 percent of the outstanding shares entitled to vote as of the record date of March 14, 2018, were represented in person or by proxy. Matters submitted to shareholders at the meeting and the voting results thereof were as follows:
Item 1. The vote on the election of the four Class II directors to hold office until the 2021 annual meeting of shareholders or until their successors are elected and qualified. The voting results were as follows:

NOMINEE	FOR	AGAINST	WITHHELD	BROKER NON-VOTES
Eric W. Doppstadt	113,084,859	1,719,951	49,992	8,665,674
Laurie S. Goodman	114,607,599	201,254	45,949	8,665,674
Constantine Iordanou	113,738,815	1,093,381	22,606	8,665,674
John M. Pasquesi	111,333,550	3,492,366	28,886	8,665,674

Item 2. The vote on a proposal on advisory vote on executive compensation (say-on-pay). The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
105,020,452	9,787,156	47,194	8,665,674

Item 3. The vote on the ratification of the selection of PricewaterhouseCoopers LLP as ACGL’s independent registered public accounting firm for the year ending December 31, 2018. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
122,277,110	1,218,771	24,595	0

Item 4. The vote on the approval of the 2018 Long-Term Incentive and Share Award Plan. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
105,565,507	9,246,506	42,789	8,665,674

Item 5. The vote on the approval of an amendment to the Memorandum of Association to effect a three-for-one common share split. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
123,365,986	79,715	74,775	0

Item 6. The vote on the election of certain individuals as Designated Company Directors of certain of ACGL’s non-U.S. subsidiaries. The voting results were as follows:

DIRECTOR	FOR	AGAINST	WITHHOLD	BROKER NON-VOTES
Robert Appleby	114,754,655	44,288	55,859	8,665,674
Anthony Asquith	114,746,948	51,632	56,222	8,665,674
Stephen Bashford	114,760,045	44,358	50,399	8,665,674
Dennis R. Brand	114,708,466	107,126	39,210	8,665,674
Ian Britchfield	114,734,736	50,481	69,585	8,665,674
Pierre-Andre Camps	114,727,783	57,474	69,545	8,665,674
Chung Foo Choy	114,740,986	45,110	68,706	8,665,674
Paul Cole	114,739,537	44,658	70,607	8,665,674
Graham B.R. Collis	110,825,451	325,033	3,704,318	8,665,674
Michael Constantinides	114,734,041	58,107	62,654	8,665,674
Stephen J. Curley	114,746,466	44,641	63,695	8,665,674
Nick Denniston	114,746,996	45,448	62,358	8,665,674
Christopher A. Edwards	114,746,489	44,658	63,655	8,665,674
Seamus Fearon	114,739,538	57,685	57,579	8,665,674
Michael Feetham	114,745,415	45,692	63,695	8,665,674
Beau H. Franklin	114,742,558	58,555	53,689	8,665,674
Giuliano Giovannetti	114,710,401	82,796	61,605	8,665,674
Michael Hammer	114,747,215	45,448	62,139	8,665,674
W. Preston Hutchings	114,752,281	60,895	41,626	8,665,674
Constantine Iordanou	114,771,661	55,800	27,341	8,665,674
Jason Kittinger	114,733,656	58,845	62,301	8,665,674
Gerald Konig	114,739,604	52,561	62,637	8,665,674
Jean-Philippe Latour	114,734,715	57,514	62,573	8,665,674
Lino Leoni	114,747,217	64,145	43,440	8,665,674
Mark D. Lyons	111,045,642	144,164	3,664,996	8,665,674
Patrick Mailloux	114,733,421	73,435	47,946	8,665,674
Paul Martin	114,740,786	45,448	68,568	8,665,674

Robert McDowell	114,744,955	46,192	63,655	8,665,674
David H. McElroy	114,727,330	87,269	40,203	8,665,674
Francois Morin	114,750,339	56,724	47,739	8,665,674
David J. Mulholland	114,756,462	44,658	53,682	8,665,674
Mark Nolan	111,032,399	127,380	3,695,023	8,665,674
Nicolas Papadopoulo	114,772,361	48,756	33,685	8,665,674
Michael Price	114,749,350	66,543	38,909	8,665,674
Elisabeth Quinn	114,752,986	43,609	58,207	8,665,674
Maamoun Rajeh	114,761,313	57,824	35,665	8,665,674
Andrew T. Rippert	114,733,061	67,850	53,891	8,665,674
Arthur Scace	114,734,132	50,581	70,089	8,665,674
Soren Scheuer	114,751,773	45,654	57,375	8,665,674
Matthew Shulman	114,766,417	46,330	42,055	8,665,674
William A. Soares	114,741,621	60,427	52,754	8,665,674
Patrick Storey	114,744,333	46,774	63,695	8,665,674
Hugh Sturgess	114,765,484	47,295	42,023	8,665,674
Ross Totten	114,744,267	47,018	63,517	8,665,674
Gerald Wolfe	114,717,516	63,387	73,899	8,665,674

ITEM 8.01    Other Events.

Preferred Share Dividends.  On May 9, 2018, the Board of Directors (the “Board”) of ACGL declared dividends with respect to the outstanding 18,000,000 depositary shares, each representing a 1/1000th interest in a share of 5.25% Non-Cumulative Preferred Shares, Series E, $0.01 per share (“Series E Shares”), with a $25,000 liquidation preference per share (equivalent to a $25.00 liquidation preference per depositary share), as outlined below.  All such dividends will be payable out of lawfully available funds for the payment of dividends under Bermuda law on June 30, 2018 to holders of record of the Series E Shares, as of June 15, 2018, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the effective date. In addition, the Board declared dividends with respect to the Series E Shares, to be payable out of lawfully available funds for the payment of dividends under Bermuda law on September 30, 2018 to holders of record of the Series E Shares, as of September 15, 2018, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the effective date.

Series	Effective Date for Declaration	Dividend Period	Dividend Amount	Rate Per Share
Series E	6/30/18	3/31/18-6/29/18	$5,906,250	$0.328125
Series E	9/30/18	6/30/18-9/29/18	$5,906,250	$0.328125

In addition, on May 9, 2018, the Board of ACGL declared dividends with respect to the outstanding 13,200,000 depositary shares, each representing a 1/1000th interest in a share of 5.45% Non-Cumulative Preferred Shares, Series F, $0.01 per share (“Series F Shares”), with a $25,000 liquidation preference per share (equivalent to a $25.00 liquidation preference per depositary share), as outlined below.  All such dividends will be payable out of lawfully available funds for the payment of dividends under Bermuda law on June 30, 2018 to holders of record of the Series F Shares, as of June 15, 2018, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the effective date. In addition, the Board declared dividends with respect to the Series F Shares, to be payable out of lawfully available funds for the payment of dividends under Bermuda law on September 30, 2018 to holders of record of the Series F Shares, as of September 15, 2018, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the effective date.

Series	Effective Date for Declaration	Dividend Period	Dividend Amount	Rate Per Share
Series F	6/30/18	3/31/18-6/29/18	$4,496,250	$0.340625
Series F	9/30/18	6/30/18-9/29/18	$4,496,250	$0.340625

Common Share Split.  As reported above in ITEM 5.07, at ACGL’s Annual Meeting on May 9, 2018, ACGL’s shareholders voted to amend the company’s Memorandum of Association to effect a three-for-one split of the company’s common shares. The amendment will become effective on June 18, 2018, which will become the record date for the determination of the owners of common shares entitled to additional common shares. The distribution date for such additional common shares will be on or about June 20, 2018. At that time, each record date shareholder will become the record owner of, and entitled to receive two additional common shares for each common share then owned of record by such shareholder. Shareholders will receive information about the additional common shares to which they are entitled on or about the distribution date. The Board reserves the right, notwithstanding shareholder approval of the proposed amendment to the Memorandum of Association, and without further action by the shareholders, to elect not to proceed with the amendment.

ITEM 9.01    Financial Statements and Exhibits.

(d):    The following exhibits are being filed herewith.

Exhibit Number	Description
4.1	Second Supplemental Indenture, dated as of May 10, 2018, among Arch Capital Group Ltd., Arch Capital Finance LLC and The Bank of New York Mellon.
10.1	Amendment to Employment Agreement, dated May 14, 2018, between ACGL and Mark D. Lyons.
99.1	Press Release dated May 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: May 15, 2018	By:	/s/ W. Preston Hutchings
		Name:	W. Preston Hutchings
		Title:	Senior Vice President and Chief Investment Officer